EXHIBIT 99.1

Zomedica Pharmaceuticals Corp. Announces Year End 2018 Financial Results

ANN ARBOR, Mich., Feb. 26, 2019 (GLOBE NEWSWIRE) -- Zomedica Pharmaceuticals Corp. (NYSE American:ZOM) (TSX-V:ZOM) (“Zomedica” or “Company”), a veterinary diagnostic and pharmaceutical company, today reported consolidated financial results for the year ended December 31, 2018. Amounts, unless specified otherwise, are expressed in U.S. dollars and presented under accounting principles generally accepted in the United States of America (“U.S. GAAP”).

 “We made major strides in 2018 to expand our diagnostic pipeline with the addition of two point-of-care technologies, the  pathogen detection platform ZM-020 and  biosensor platform ZM-024, to complement our cancer liquid biopsy platform ZM-017,” said Gerald Solensky Jr., Chairman and CEO of Zomedica. “We believe that these diagnostic technologies along with the continued progress of our therapeutic candidates will enable us to deliver products that make a real difference for clinical veterinarians and the care they provide to our companion animals. I am excited for the future as we build out our commercial organization to ready for product launch in 2020.”

Corporate Highlights

  On May 10, 2018 Zomedica announced that it entered into a development, commercialization, and distribution agreement with Seraph Biosciences, Inc. for exclusive global veterinary industry rights to develop and market a pathogen detection system through a point-of-care diagnostic instrument.
  On November 27, 2018 Zomedica announced that it entered into a development and supply agreement with Qorvo Biotechnologies, LLC for exclusive, global rights to develop and market rapid reference-lab quality diagnostics at the point-of-care for veterinary use.
  On December 20, 2018 Zomedica announced that the Company:
  ° Completed pilot testing of ZM-006 in December and would present the regulatory strategy and development plan at FDA-CVM in January 2019
  ° Completed pilot testing of ZM-011 in December 2018
  ° Filed two provisional patent applications for its assay development activities relating to ZM-017 and was working to optimize and verify additional assays.
  ° Successfully detected 13 unique urine pathogen signatures in water on the ZM-020 platform
  ° Commenced initial testing on ZM-024 targeting five initial assay candidates to detect certain thyroid and adrenal disorders in dogs and cats

Summary Year End 2018 Results
Zomedica recorded net loss and comprehensive loss for the year ended December 31, 2018 of $16,647,687 or $0.18 per share, compared to a loss of $8,065,072 or $0.09 per share for the year ended December 31, 2017.

Zomedica, which is in the development stage, recorded no revenues in 2018. The 2018 net loss resulted from research and development (“R&D”) expenses of $10,317,153, general and administrative (“G&A”) expenses of $4,521,349, and professional fees of $1,534,977. For the year ended December 31, 2017, the loss was attributed to G&A expenses of $3,946,270, R&D expenses of $2,751,326 and professional fees of $1,294,044.

Research and development expense for the year ended December 31, 2018 was $10,317,153 compared to $2,751,326 for the year ended December 31, 2017, an increase of $7,565,827 or 275%.  The increase was primarily due to the licensing fees of $5,413,158 paid pursuant to a development and supply agreement with Qorvo Biotechnologies, LLC as part of our development of ZM-024, and licensing fees of $1,738,513 paid pursuant to our development, commercialization and exclusive distribution agreement with Seraph Biosciences, Inc. as part of our development of ZM-020.  In 2017 we paid licensing fees of $480,131 pursuant to our license and supply agreement with Celsee, Inc. as part of our development of ZM-017.  Research and development expenses also increased in 2018 as a result of a higher level of third-party expenses relating to the development of our product candidate developments and the addition of full-time employees.  As a result, year over year license fees increased $6,671,540, contracted outsourced activities increased $923,084, and salaries increased $72,219, while consulting expenses decreased $111,375. We expect that our R&D expenditures in 2019 will be significantly higher than in 2018, due to work related to verification and validation of  ZM-024, ZM-020 and ZM-017, the initiation of pilot and pivotal studies related to our four INADs, as well as  additional diagnostic developments and technologies.

General and administrative expense for the year ended December 31, 2018 was $4,521,349, compared to $3,946,270 for the year ended December 31, 2017, an increase of $575,079 or 15%. The increase in general and administrative expense was primarily due to increased regulatory expense of $297,607 as we incurred additional costs as part of our NYSE American listing and related SEC filings, and an increase in office expense of $165,551 due to the relocation of offices.   Salaries, bonus and benefits decreased $110,179, but after adjusting for the decrease in share-based compensation expense of $842,391, salaries, bonus and benefits increased $732,212 due to the addition of personnel including a Chief Commercial Officer, a Vice President of Sales and severance to a former officer of the Company. We expect that general and administrative expense will increase in 2019 and future periods as we increase our level of activity.

Professional fees for the year ended December 31, 2018 were $1,534,977 compared to $1,294,044 for the year ended December 31, 2017, an increase of $240,933 or 19%. The increase was primarily due to increased expenses resulting from our company being subject to U.S. securities law reporting for a full year and the filing of several registration statements. Professional fees for the 2017 period consisted primarily of consulting fees incurred in connection with our initial U.S registration statement and expenses incurred to list our common shares on the NYSE American and fundraising efforts.

Liquidity and Outstanding Share Capital
Zomedica had cash and cash equivalents of $1,940,265 as of December 31, 2018, compared to $3,448,147 as of December 31, 2017. The decrease in cash during the year ended December 31, 2018 is mainly a result of cash flows used in operating activities as discussed below partially offset by cash flows provided by finance activities as discussed below.

Net cash used in operating activities for the year ended December 31, 2018 was $11,147,528, compared to $7,093,017 for the year ended December 31, 2017, an increase of $4,054,511 or 57%. The increase resulted primarily from our net loss of $16,647,687 for the year ended December 31, 2018, compared to our net loss of $8,065,072 for the year ended December 31, 2017. The largest uses of cash resulted primarily from an increase in salaries, bonus and benefits as we had 27 employees at December 31, 2018 compared to 20 employees at December 31, 2017. Other increases include prepaid expenses and deposits which increased by $1,956,344 resulting primarily from the prepayment of rent in an amount of $1,269,073 for additional office space, and an increase in licensing fees of $1,000,000.  The increase was also partially due to increased regulatory costs, insurance and professional fees, and reporting costs associated with being subject to U.S. securities law reporting obligations for a full year.

Net cash used in operating activities for the year ended December 31, 2017 was $7,093,017, which resulted primarily from our net loss of $8,065,072.  The largest uses of cash resulted primarily from increases in employee salaries, bonus and benefits, as well as licensing fees of $500,000, professional fees and consulting expenses related to the preparation of our initial U.S registration statement, work on our application to list our common shares on the NYSE American, and an increase in the current portion of the prepaid expenses and deposits.

Net cash provided by financing activities for the year ended December 31, 2018 was $10,258,643, compared to net cash provided by financing activities of $7,486,220 for the year ended December 31, 2017, an increase of $2,772,423 or 37%.  Cash provided by financing activities resulted primarily from $4,002,496 from the private sale of our common shares, proceeds of $2,034,307 from the exercise of stock options and common stock subscriptions of $4,280,000, partially offset by stock issuance costs of $58,160.

Net cash provided by financing activities for the year ended December 31, 2017 was $7,486,220.  Cash provided by financing activities consisted primarily of $6,570,000 from the private sale of our common shares, and proceeds of $979,522 from the exercise of stock options, partially offset by stock issuance costs of $56,576 and the repayment of a shareholder loan of $6,726.

As of December 31, 2018, Zomedica had an unlimited number of authorized common shares with 97,598,898 common shares issued and outstanding. As of February 26, 2019, Zomedica had 101,121,923 common shares issued and outstanding, an increase of 3,523,025 shares due to stock issuances in relation to a private offering of 2,815,789 shares, to Celsee Inc. totaling 657,894 shares in accordance with milestone objectives, and shares-for-debt issuance to a creditor of 49,342 shares subsequent to December 31, 2018.

As of December 31, 2018 and December 31, 2017, Zomedica had shareholders’ equity of $3,657,000 and $4,387,085, respectively.

“During 2018 we raised additional capital to support our product development activities, invest in new diagnostic technologies, and expand operations in preparation for commercial readiness with an emphasis on creating long-term value for our shareholders,” stated Shameze Rampertab, CPA, CA, Chief Financial Officer at Zomedica.

For complete financial results, please see Zomedica’s filings on EDGAR and SEDAR or visit the Zomedica website at www.ZOMEDICA.com.

About Zomedica
Based in Ann Arbor, Michigan, Zomedica (NYSE American: ZOM) (TSX-V: ZOM) is a veterinary diagnostic and pharmaceutical company creating products for companion animals (canine, feline and equine) by focusing on the unmet needs of clinical veterinarians. Zomedica’s product portfolio will include novel diagnostics and innovative therapeutics that emphasize patient health and practice health. With a team that includes clinical veterinary professionals, it is Zomedica’s mission to give veterinarians the opportunity to lower costs, increase productivity, and grow revenue while better serving the animals in their care. For more information, visit www.ZOMEDICA.com.

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Reader Advisory
Neither TSX Venture Exchange nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of the release.

Except for statements of historical fact, this news release contains certain "forward-looking information" within the meaning of applicable securities law. Forward-looking information is frequently characterized by words such as "plan", "expect", "project", "intend", "believe", "anticipate", "estimate" and other similar words, or statements that certain events or conditions "may" or "will" occur. Although we believe that the expectations reflected in the forward-looking information are reasonable, there can be no assurance that such expectations will prove to be correct. We cannot guarantee future results, performance or achievements. Consequently, there is no representation that the actual results achieved will be the same, in whole or in part, as those set out in the forward-looking information.

Forward-looking information is based on the opinions and estimates of management at the date the statements are made, and are subject to a variety of risks and uncertainties and other factors that could cause actual events or results to differ materially from those anticipated in the forward-looking information. Some of the risks and other factors that could cause the results to differ materially from those expressed in the forward-looking information include, but are not limited to: uncertainty as to whether our strategies and business plans will yield the expected benefits; uncertainty as to the timing and results of development work and pilot and pivotal studies, uncertainty as to the likelihood and timing of regulatory approvals, availability and cost of capital; the ability to identify and develop and achieve commercial success for new products and technologies; the level of expenditures necessary to maintain and improve the quality of products and services; changes in technology and changes in laws and regulations; our ability to secure and maintain strategic relationships; risks pertaining to permits and licensing, intellectual property infringement risks, risks relating to future clinical trials, regulatory approvals, safety and efficacy of our products, the use of our product, intellectual property protection and the other risk factors disclosed in our filings with the Securities and Exchange Commission and under our profile on SEDAR at www.sedar.com. Readers are cautioned that this list of risk factors should not be construed as exhaustive.

The forward-looking information contained in this news release is expressly qualified by this cautionary statement. We undertake no duty to update any of the forward-looking information to conform such information to actual results or to changes in our expectations except as otherwise required by applicable securities legislation. Readers are cautioned not to place undue reliance on forward-looking information.

Investor Relations Contacts
Shameze Rampertab, CPA, CA
srampertab@zomedica.com
+1 647.283.3630

PCG Advisory Group
Kirin Smith, COO
ksmith@pcgadvisory.com
+1 646.863.6519
www.pcgadvisory.com

Media Contact
Andrea Eberle
aeberle@zomedica.com
+1 734.369.2555